Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

ASPENBIO PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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April __, 2012

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of AspenBio Pharma, Inc. (the “Company”) to be held at the Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, Colorado 80237 on May 22, 2012, at 10:30 AM local time.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

Stephen T. Lundy,
Chief Executive Officer and President

ASPENBIO PHARMA, INC.
1585 S. Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2012

April __, 2012

To the Shareholders of AspenBio Pharma, Inc.:

The Annual Meeting of Shareholders (the “Meeting”) of AspenBio Pharma, Inc., a Colorado corporation (the “Company”) will be held at the Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, Colorado 80237 on May 22, 2012, at 10:30 AM local time, for the purpose of considering and voting upon proposals to:

1.	Election of Directors. Elect the nine directors named in the attached Proxy Statement to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

2.	Amendment to Stock Incentive Plan. Adopt an amendment to the 2002 Stock Incentive Plan to increase the number of shares reserved under the Plan by 275,000 from 1,500,000 to 1,775,000 shares.

3.
Reverse Stock Split.  Approve a proposal to authorize the Board of Directors to effect, in its discretion (if the Board of Directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing or if a reverse stock split is, based upon the advice or recommendation of the Company’s investment bankers, necessary for the consummation of an underwritten public offering), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1-for-2 and of up to 1-for-6, to be determined by the Board of Directors, and, in connection with such reverse stock split, approve a corresponding amendment to the Company’s Articles of Incorporation, as amended, subject to the authority of the Board of Directors to abandon such amendment.

4.	Other Matters. Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on March 30, 2012 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.

This Proxy Statement, the Company’s 2011 Annual Report on Form 10-K, and the proxy card are available online at:  www.aspenbioproxyinfo.com.

EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Gail S. Schoettler,
Chair of the Board of Directors

AspenBio Pharma, Inc.
1585 S. Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 22, 2012

April __, 2012

To Our Shareholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of AspenBio Pharma, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, Colorado 80237 on May 22, 2012, at 10:30 AM local time, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement, the accompanying proxy card, the Company’s 2011 Annual Report on Form 10-K, and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about April __, 2012.

TABLE OF CONTENTS

GENERAL INFORMATION	3
Solicitation	3
Voting Rights and Votes Required	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
MANAGEMENT	7
Board of Directors	7
Executive Officers	9
Qualifications, Attributes and Skills of our Board of Directors	10
Independence of the Board of Directors	11
Board Leadership Structure and Role in Risk Management	11
Meetings of the Board and Committees and Description of Committees	12
Section 16(a) Beneficial Ownership Reporting Compliance	14
Code of Ethics and Whistle Blower Policy	15
Certain Relationships and Related Person Transactions	15
Communications with the Board of Directors	15
Procedures for Nominating a Director Candidate	16
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Summary Compensation Table	21
Outstanding Equity Awards at Fiscal Year End	22
Options Exercised and Stock Vested	23
Employment Agreements and Post-Employment Benefits	23
Post-Employment Benefits	23
Director Compensation Table	24
INDEPENDENT PUBLIC ACCOUNTANTS	25
PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING	26
PROPOSAL ONE – ELECTION OF DIRECTORS	26
PROPOSAL TWO – ADOPTION OF AMENDMENTS TO THE 2002 INCENTIVE STOCK PLAN	26
PROPOSAL THREE – APPROVAL THAT AUTHORIZES THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT AND APPROVAL OF A CORRESPONDING AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, SUBJECT TO THE BOARD OF DIRECTORS’ AUTHORITY TO ABANDON SUCH AMENDMENT	31
ANNUAL REPORT TO SHAREHOLDERS	38
OTHER MATTERS	38
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRES	39
SHAREHOLDER PROPOSALS	39

 GENERAL INFORMATION

 Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company does not currently intend to retain a third party proxy solicitor for the Meeting, but may later elect to do so.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

 Voting Rights and Votes Required

Holders of shares of AspenBio Pharma, Inc. common stock (the “Common Stock”), at the close of business on March 30, 2012 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting.  On the Record Date, [___] shares of Common Stock were outstanding.  Holders of Common Stock are entitled to one vote per share.

The presence, in person or by proxy, of holders of one-third of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposals Two and Three.  As to these proposals, a shareholder may:  (1) vote “FOR” the proposal, (2) vote “AGAINST” the proposal, or (3) “ABSTAIN” with respect to the proposal.  Abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of Proposal Two or Three.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

Shares of Common Stock represented by all properly executed proxies received at the Company’s transfer agent by May 21, 2012 will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein; “FOR” approval of the adoption of the amendment to the 2002 Stock Incentive Plan as described herein; and “FOR” approval of the authority of the Board of Directors to effect a reverse stock split as described herein and approval of the corresponding amendment to the Articles of Incorporation, as amended, in connection with the reverse stock split as described herein.  Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (1) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (2) presenting to the Company a later-dated proxy; or (3) by attending the Meeting and voting in person.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares of the Company’s common stock outstanding at March 16, 2012 was 9,633,321.  The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 16, 2012 by each Company director and each executive officer then serving, by all directors and executive officers as a group, and sets forth the number of shares of Company common stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of common stock.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options currently exercisable or exercisable within 60 days after March 16, 2012 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  To the knowledge of the directors and executive officers of the Company, as of March 16, 2012, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.  Unless otherwise indicated, the address of each individual named below is the address of the company, 1585 South Perry Street, Castle Rock, CO 80104.

Name and Address	Number of Shares	Percent

Stephen T. Lundy (1)	66,000	*
Gail S. Schoettler (2)	104,667	1.1%
Daryl J. Faulkner (3)	112,000	1.2%
Douglas I. Hepler (4)	88,260	*
John H. Landon (5)	33,407	*
Michael R. Merson (6)	34,215	*
Gregory Pusey (7)	288,766	3.0%
Mark J. Ratain (8)	33,263	*
David E. Welch (9)	80,000	*
Jeffrey G. McGonegal (10)	159,731	1.6%
Erik S. Miller (11)	13,333	*

All Officers and Directors as a Group	1,013,642	9.7%
(11 persons) (12)

Perkins Capital Management, Inc.	1,135,580	11.8%
730 Lake St. E.
Wayzata, MN 55391 (13)

Sabby Management, Inc.	776,008	8.1%
10 Mountainview Road, Suite 205
Upper Saddle River, NJ 07458 (14)

The Peierls Foundation, Inc.	904,263	9.4%
c/o U.S. Trust Company of N.Y.
114 West 47th Street
New York, NY 10036 (15)

____________________
* Holds less than 1%

(1)
Consists of options to acquire 60,000 shares at $11.40 per share and 6,000 shares at $2.95 per share.  Does not include options of acquire 20,000 shares at $11.40 per share which are scheduled to vest in March 2013, options to acquire 12,000 shares at $2.95 per share which are scheduled to vest equally in January 2013 and January 2014 and also excludes 80,000 shares that were granted in July 2011 at $3.40 per share which vest annually over three years commencing in July 2012.

(2)
Includes 3,000 shares directly owned. Also includes options to purchase 20,000 shares at $7.35 per share, options to purchase 10,000 shares at $4.25 per share, options to purchase 20,000 shares at $4.80 per share, options to purchase 10,000 shares at $8.00 per share, options to purchase 10,000 shares at $14.80 per share, options to purchase 10,000 shares at $33.15 per share, options to acquire 10,000 shares at $6.65 per share, options to purchase 6,667 shares at $11.00 per share and options to purchase 5,000 shares at $2.95 per share.  Does not include options to purchase 3,333 shares at $11.00 per share which vest in January 2013 and options to acquire 10,000 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(3)
Includes 2,000 common shares held by the Daryl J. and Terri L Faulkner Family Trust. Also includes options to acquire 90,000 shares at $8.45 per share and 16,667 shares at $11.00 per share.  Does not include options to acquire 8,333 shares at $11.00 per share which are scheduled to vest in January 2012, options to acquire 8,667 shares that were granted in January 2011 at $2.95 per share which are scheduled to vest in equal installments in January 2013 and January 2014.

(4)
Includes 1,800 shares directly and jointly owned with his wife plus 6,460 shares held solely by Dr. Hepler's wife. Dr. Hepler disclaims ownership of the shares held solely by his wife. Also includes options to purchase 20,000 shares at $7.50 per share, options to purchase 10,000 shares at $4.00 per share, options to purchase 10,000 shares at $8.00 per share, options to purchase 10,000 shares at $14.80 per share, options to purchase 10,000 shares at $33.15 per share, options to purchase 10,000 shares at $6.65 per share, options to purchase 6,667 shares at $11.00 per share and options to purchase 3,333 shares at $2.95 per share. Excludes options to purchase 3,333 shares at $11.00 per share which vest in January 2013, and options to acquire 6,667 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(5)
Includes options to acquire 13,407 shares at $29.35 per share, options to acquire 10,000 shares at $6.65 per share, options to acquire 6,667 shares at $11.00 per share  and options to acquire 3,333 shares at $2.95 per share. Excludes options to purchase 3,333 shares at $11.00 per share which vest in January 2013, options to purchase 6,667 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(6)
Includes 1,080 shares held directly.  Also includes options to purchase 13,135 shares at $31.90 per share, options to acquire 10,000 shares at $6.65 per share, options to acquire 6,667 shares at $11.00 per share and also includes options to acquire 3,333 shares at $2.95 per share.  Excludes options to acquire 3,333 shares at $11.00 per share which vest in January 2013, and also excludes options to acquire 6,667 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(7)
Includes 30,815 shares directly owned by Mr. Pusey.  Also includes 14,789 shares held by Mr. Pusey’s wife and his wife's IRA account; however Mr. Pusey disclaims beneficial ownership of these shares. Also includes: (i) 12,086 shares held in Mr. Pusey's IRA account, (ii) 118,223 shares held jointly with his wife and (iii) 2,853 shares held by Cambridge Holdings Ltd.  Mr. Pusey is President, a director and principal shareholder of Cambridge.  Further, Mr. Pusey’s beneficial ownership includes options to acquire 20,000 shares at $6.05 per share, options to acquire 50,000 options at $4.00 per share, options to acquire 10,000 shares at $14.80 per share, options to acquire 10,000 shares at $33.15 per share, options to acquire 10,000 shares at $6.65 per share, options to acquire 6,667 shares at $11.00 per share and options to acquire 3,333 shares at $2.95 per share. Excludes options to acquire 3,333 shares at $11.00 per share which vest in January 2013, and also excludes options to acquire 6,667 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(8)
Includes options to acquire 13,263 shares at $30.65 per share, options to acquire 10,000 shares at $6.65 per share, options to acquire 6,667 shares at $11.00 per share and also includes options to acquire 3,333 shares at $2.95 per share. Excludes, options to purchase 3,333 shares at $11.00 per share which vest in January 2013, and also excludes options to acquire 6,667 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(9)
Includes options to acquire 20,000 shares at $3.80 per share, options to acquire 10,000 shares at $4.00 per share, options to acquire 10,000 shares at $8.00 per share, options to purchase 10,000 shares at $14.80 per share, options to purchase 10,000 shares at $33.15 per share, options to purchase 10,000 shares at $6.65 per share, options to acquire 6,667 shares at $11.00 per share and also includes options to acquire 3,333 shares at $2.95 per share.  Excludes options to purchase 3,333 shares at $11.00 per share which vest in January 2013, and also excludes options to acquire 6,667 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(10)
Includes 48,440 shares held directly and 300 shares owned by his daughter however Mr. McGonegal disclaims beneficial ownership of the shares owned by his daughter.  Also includes 3,000 shares held in Mr. McGonegal's IRA account.  Also includes options to purchase 12,000 shares at $7.35, options to acquire 28,000 shares at $6.05 per share, options to acquire 20,000 shares at $3.75 per share, options to purchase 10,000 shares at $4.00 per share, options to purchase 10,000 shares at $14.80 per share, options to purchase 8,000 shares at $33.15 per share, options to acquire 10,000 shares at $6.65 per share, 6,667 shares at $11.00 per share and also includes options to acquire 3,333 shares at $2.95 per share. Excludes options to purchase 3,333 shares at $11.00 per share which vest in January 2013, and also excludes options to acquire 6,667 shares at $2.95 per share that were granted in January 2011 which vest in equal installments in January 2013 and January 2014.

(11)
Includes options to acquire 13,333 shares at $3.25 per share.  Excludes options to purchase 26,667 shares at $3.25 per share that were granted in January 2011 which vest in equal installments  in January 2013 and January 2014.

(12)	Includes footnotes (1) through (11).
(13)
Information is based upon holdings as of December 31, 2011 as reported on Schedule 13G filed on February 3, 2012.  Perkins Capital Management, Inc., an investment advisor, has voting power over 797,260 shares and dispositive power over 1,135,600 shares.

(14)
Information is based upon holdings as of December 31, 2011 as reported on Schedule 13G filed on January 9, 2012.  Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Fund”), Sabby Management, LLC (“Sabby”) and Hal Mintz (“Mintz”) each beneficially own 776,008 shares.  Sabby and Mintz do not directly own any shares, but each indirectly owns 776,008 shares.  Sabby serves as the investment manager of Sabby Fund, which directly holds the shares.  Mintz is the manager of Sabby.

(15)	Information based on representations made by representatives of the Peierls Foundation, Inc. to the Company in December 2011.

 MANAGEMENT

Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company. None of the executive officers or directors has been involved in any legal proceedings of the type requiring disclosure by the Company during the past five years.  Further, there is no arrangement or understanding between any director and the Company pursuant to which he or she was selected as a director.  Mr. Lundy, Mr. Pusey, and Mr. McGonegal have employment agreements in place with the Company with respect to their executive officer positions with the Company.

The following table sets forth names and ages of all executive officers and directors of the Company and their respective positions with the Company as of the date of this Proxy Statement:
Name	Age	Position

Stephen T. Lundy	50	Chief Executive Officer, President and a Director
Gail S. Schoettler	68	Non-Executive Chair and a Director
Daryl J. Faulkner	63	Director
Douglas I. Hepler, Ph.D.	65	Director
John H. Landon	71	Director
Michael R. Merson	67	Director
Gregory S. Pusey	59	Vice President and a Director
Mark J. Ratain, M.D.	57	Director
David E. Welch	65	Director
Jeffrey G. McGonegal	60	Chief Financial Officer and Secretary
Erik S. Miller	46	Vice President, Marketing and Business Development

Board of Directors

Stephen T. Lundy was appointed to the positions of Chief Executive Officer and President on March 24, 2010. Effective on the same date, he was appointed to the Company's Board of Directors. Mr. Lundy has more than 20 years of experience in drug and diagnostic product development and commercialization. He most recently was Chief Executive Officer of MicroPhage from 2008 to 2010. Mr. Lundy was Senior VP of sales and marketing for Vermillion from 2007 to 2008. Mr. Lundy joined Vermillion from GeneOhm (2003-2007), a division of Becton, Dickinson and Company Diagnostics, where he served as Vice President of Sales and Marketing. At GeneOhm, Mr. Lundy successfully led the commercial launch of several novel molecular diagnostic assays including the first molecular test for Methicillin resistant Staphylococcus aureus. From 2002 to 2003, Mr. Lundy served as Vice President of Marketing for Esoterix, Inc., which was acquired by Laboratory Corporation of America, and he led the commercial integration and re-branding of the numerous reference labs acquired by Esoterix. Prior to Esoterix, he served as Marketing Director for Molecular Diagnostics and Critical Care Testing at Bayer Diagnostics Corporation. Mr. Lundy graduated from the United States Air Force Academy with a Bachelor of Science and was an officer with the United States Air Force from 1983 to 1988.

Gail S. Schoettler has served on the board of AspenBio Pharma, Inc., since August 2001. She sits on the audit committee and the nominating and governance committee of AspenBio Pharma, Inc. In October of 2010, Ms. Schoettler became Non-Executive Chair of the board of AspenBio. She also serves on the board and is a member of the audit committee of Delta Dental of Colorado, a privately held dental benefits company. She serves on the boards of The Colorado Trust, where she chairs the investment committee, and several non-profit organizations. Former corporate board positions include; Masergy Communications, Inc., CancerVax, Inc., PepperBall Technologies, Inc., AirGate PCS, Women's Bank, Equitable Bancshares of Colorado, and Fischer Imaging. She has served as a U.S. Ambassador, appointed by President Clinton, and as Colorado's Lt. Governor and State Treasurer. In 1998, she narrowly lost her bid for Governor of Colorado. She started two successful banks and helps run her family's cattle ranch (where she grew up), vineyards, and real estate enterprises. She and her husband own a travel company that focuses on introducing business and community leaders to their counterparts overseas as well as to other countries' cultures, economies, and history. She earned a BA in economics from Stanford and MA and PhD degrees in African History from the University of California at Santa Barbara. Among her numerous awards is the French Legion of Honor (France's highest civilian award) from President Jacques Chirac of France.

Daryl J. Faulkner was appointed to the Company's Board of Directors in the newly created position of Executive Chairman on January 19, 2009 and on February 10, 2009, was appointed to serve as the Company's interim Chief Executive Officer. Mr. Faulkner resigned from the positions of interim Chief Executive Officer as of March 24, 2010, upon the hiring of Mr. Lundy and the position of Chairman in October 2010. He continues to serve as a director of the company. Mr. Faulkner has more than 25 years experience in developing and commercializing medical devices, drug and drug delivery systems, life science research tools, and molecular diagnostics. He served for approximately one year as President, CEO and a member of the Board of Directors of Digene Corporation, a Nasdaq-traded company prior to its acquisition in July 2007 by Qiagen (traded on Nasdaq's Global Select market). He served as a consultant to Qiagen, and as co-chair of the executive integration steering committee with the CEO of Qiagen from July 2007 to January 2009. Currently, Mr. Faulkner also serves as a member of the Board of Directors of GenMark Diagnostics, Inc. (Nasdaq:GNMK), an emerging molecular diagnostics company traded on Nasdaq. Prior to joining Digene, Mr. Faulkner spent eight years with Invitrogen (now Nasdaq:LIFE) in a number of senior roles, including SVP Europe, SVP IVGN International Operations, and SVP of Strategic Business Units. Before Invitrogen, Mr. Faulkner's career included 15 years with the Fortune 100 Company, Abbott Laboratories, in which he held leadership positions in manufacturing operations and plant management. Mr. Faulkner received a degree in Industrial Relations from the University of North Carolina and a M.A. in Business Management from Webster University.

Douglas I. Hepler, Ph.D. joined the Company's Board of Directors in March of 2004. Dr. Helper is the chair of the compensation committee of AspenBio Pharma, Inc. Commencing in 2006, Dr. Hepler became President of KADO Consulting a then newly formed consulting firm. Through April 2006, he served as Vice President of Research and Development for IDEXX Pharmaceuticals, Inc., a wholly owned subsidiary of IDEXX Laboratories, Inc. Dr. Hepler was responsible for the overall technical leadership of the Pharmaceutical Division of IDEXX Pharmaceuticals, Inc. Dr. Hepler was also the Co-founder and Executive Vice President of Blue Ridge Pharmaceuticals, Inc. before its sale to IDEXX Laboratories, Inc. in 1998. While at Blue Ridge Pharmaceuticals, Dr. Hepler was instrumental in the development and FDA registration of Acarexx, Iverhart Plus, PZI Vet, Facilitator, Navigator, Pyrantel and CyFly. Prior to Blue Ridge Pharmaceuticals, Dr. Hepler played a pivotal role in the development and FDA registration of Interceptor, Program, and Sentenial while at Novartis Animal Health. Dr. Hepler received a B.S. degree from Lock Haven University in biology, a M.S. from Colorado State University in microbiology and a Ph.D. from Colorado State University in immunology.

John H. Landon was appointed to our Board of Directors in December 2008 and sits on the compensation and nominating and corporate governance committees for AspenBio Pharma, Inc. Mr. Landon's career includes more than 30 years of broad, multi-functional experience with the DuPont Company. Prior to retiring from active management, Mr. Landon served as Vice President and General Manager of medical products for DuPont. He had worldwide responsibility for all of DuPont's medical product businesses, encompassing total annual sales of $1 billion and more than 5,000 employees. In addition to other director roles, Mr. Landon served as Chairman of the board of Cholestech Corporation prior to its 2007 sale to Inverness Medical and as a director of Digene Corporation prior to its 2007 sale to Qiagen. He currently is a member of the board of LipoScience, Inc., a trustee of Christiana Care Health System, and a member of the board of advisors for Water Street Healthcare Partners. Mr. Landon received his B.S. in Chemical Engineering from the University of Arizona.

Michael R. Merson was appointed to our Board of Directors in July 2008. Mr. Merson is chair of the nominating and governance committee and sits on the audit committee of AspenBio Pharma. Since 2003, Mr. Merson has served on the board and was elected Chairman in 2004 of CareFirst – Blue Cross/Blue Shield, the sixteenth largest health insurer in the United States with annual revenues of approximately $7.0 billion and covering over 3.2 million insured individuals. CareFirst is part of the BlueCross/Blue Shield group of insurance providers that collectively cover 100 million lives in the U. S. Mr. Merson previously held director and executive officer positions, primarily President and / or CEO with MedStar Health, Helix Health, Inc., Franklin Square Hospital Center, and Preferred Health Network. He continues to provide consulting services to primarily healthcare related enterprises, focused on merger and acquisition, goal setting, business and governance issues, and executive compensation and benefits through Michael R. Merson, LLC and Yaffe & Company, consultants. He received a B.S.B.A. from the University of Denver and an M.B.A. from The George Washington University.

Gregory S. Pusey became a director of AspenBio Pharma, Inc. in February 2002. Throughout his involvement with AspenBio, he has assisted with consulting, financings, and strategic direction. Over the years Mr. Pusey has served AspenBio in a number of different capacities. Mr. Pusey is a director and assistant secretary of Bactolac Pharmaceutical, Inc., a privately held company engaged in manufacturing and marketing of vitamins and nutritional supplements. Since 1988, Mr. Pusey has been the President and a director of Cambridge Holdings, Ltd. which has distributed almost all of its assets and has limited activities. Until his resignation in April 2011, Mr. Pusey had served as a director of PepperBall Technologies, Inc. and its predecessors, since 2002. Over the last 35 years, Mr. Pusey has helped a variety of companies with corporate development and financing activities. Mr. Pusey graduated from Boston College with a Bachelor of Science degree in Finance.

Mark J. Ratain, M.D. was appointed to the board of AspenBio Pharma in March 2008 and sits on the compensation committee and the nominating and governance committee. He previously (1998-2008) served as a director of DATATRAK International, Inc., a publicly traded company providing services to entities engaged in clinical trials. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is the Leon O. Jacobson Professor of Medicine, Director of the Center for Personalized Therapeutics, and Associate Director for Clinical Sciences of the Comprehensive Cancer Center at the University of Chicago. He has authored and co-authored more than 350 articles and book chapters. He received his A.B. degree in Biochemical Sciences from Harvard University, and his M.D. from the Yale University School of Medicine.

David E. Welch became a director of AspenBio Pharma in October 2004. Mr. Welch is chair of the AspenBio Pharma audit committee. Mr. Welch has served since April 2004 as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a private company (publicly traded until June 2010) located in Golden, Colorado. Mr. Welch formerly served as a director of PepperBall Technologies, Inc. He also is a self-employed financial consultant. From July 1999 to June 2002, Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., another publicly traded company. During 1998, he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado. From 1996 to 1997, he was Director of Information Systems for Mircromedex, Inc., an electronic publishing firm, located in Denver, Colorado. Mr. Welch also serves on the Board of Directors of Communication Intelligence Corporation, a publicly traded company. He received a B.S. degree in accounting from the University of Colorado. Mr. Welch is a Certified Public Accountant, licensed in the state of Colorado.

 Executive Officers

Stephen T. Lundy – see above under “Board of Directors.”

Gregory S. Pusey – see above under “Board of Directors.”

Jeffrey G. McGonegal became Chief Financial Officer of the Company in June 2003, was appointed Corporate Secretary in January 2010 and served as interim President in December 2004 and January 2005. Mr. McGonegal served from 2003 to January 1, 2011 as Chief Financial Officer of PepperBall Technologies, Inc. Mr. McGonegal also serves on a limited part-time basis as Senior Vice President — Finance of Cambridge Holdings, Ltd., a small publicly held company with limited business activities. Mr. McGonegal served as Chief Financial Officer of Bactolac Pharmaceutical, Inc. and had been associated with its predecessors through October 2006, a company (publicly held until September 2006) engaged in manufacturing and marketing of vitamins and nutritional supplements.  From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as Managing Partner of the Denver, Colorado office.  Until his resignation on March 21, 2012, Mr. McGonegal was elected in 2005 to serve on the board of Imagenetix, Inc., a publicly held company in the nutritional supplements industry. He received a B.A. degree in Accounting from Florida State University.

Erik S. Miller became the Vice President of Marketing and Business Development of the Company on January 17, 2011, previously having served as a consultant to the Company since October 2010.  Mr. Miller has over twenty years of experience focused on health care marketing, management, sales and business development. Most recently he served as Vice President, Business Development and Marketing for Radix Biosolutions from April 2008 to March 2010, which launched its first commercial products and defined services during his tenure. Previously he worked in increasing levels of marketing and business responsibility with Luminex Corporation (from 2005 to 2008), Safety Syringes, Inc. and Biosite Diagnostics. Mr. Miller has co-authored three peer-reviewed scientific articles in the areas of growth factor cell signaling and drug delivery. He received a Bachelor of Science Degree in Pharmacy from the University of Iowa and a Masters in Business Administration from the University of North Carolina.

 Qualifications, Attributes and Skills of our Board of Directors

The Nominating and Corporate Governance Committee (the “Nominating Committee”), with input from the Non-Executive Chair, screens director candidates and evaluates the qualification and skills applicable to the Company of the existing members of the Board.  In overseeing the nomination of candidates for election, and the qualifications and skills of incumbent directors, the Nominating Committee, and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as a director.  Directors are expected to bring specialized talents to the Board that add value to the Board’s deliberative process and advance the business goals of the Company.  The Board has determined that experience in the life sciences industries for either human or animal products, financial and investment experience, publicly held company experience and governmental experience are generally useful qualifications for directors, and the composition of the Board reflects such assessment.  All of the incumbent director’s exhibit outstanding records of success in their chosen careers and have demonstrated their ability to devote the time and energy necessary to serve on the Board and to advance the business goals and strategies of the Company.  The directors have the following additional qualifications and skills that make them productive members of the Board:

•
Stephen Lundy – over 20 years’ experience in drug and diagnostic development companies, including experience leading the commercial launch of diagnostic products and participation in merger and acquisition transactions in the industry;

•	Gail Schoettler – business acumen, years of public service and extensive public company board, business and financial experience;

•	Daryl Faulkner – significant chief executive and senior executive experience in medical device and medical diagnostics publicly traded companies, both national and global;

•	Douglas Hepler, Ph.D. – pharmaceutical and regulatory experience at the executive level in the field of animal health;

•
John Landon – extensive executive experience in the life science industry, with particular experience with medical products businesses, and broad executive compensation knowledge and committee experience;

•	Michael Merson – health insurance company executive and extensive experience in the health care provider industry;

•	Gregory Pusey – extensive fundraising and financial expertise, particularly in publicly traded companies;

•	Mark Ratain, M.D. – medical practice expertise, previous public company board experience and broad knowledge of medicine; and

•	David Welch – financial and information systems expertise, particularly in publicly traded companies.

 Independence of the Board of Directors

Our Board of Directors currently consists of Ms. Schoettler and Messrs. Lundy, Faulkner, Hepler, Landon, Merson, Pusey, Ratain and Welch.  The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards. For 2011, Ms. Schoettler and Messrs. Faulkner, Hepler, Landon, Merson, Ratain and Welch qualified as independent and none of them have any material relationship with the Company that might interfere with his or her exercise of independent judgment.

The non-employee directors, with the exception of Ms. Schoettler, receive cash compensation of $1,000 per month as compensation for service on the Board. Ms Schoettler, the non-executive chair of the board, receives compensation of $2,000 per month as compensation for service on the Board. The independent directors typically receive a stock option grant upon joining the Board and additional stock option grants, generally annually, for service on the Board. Effective October 2010, Ms. Schoettler began receiving equity awards equal to 1.5 times the amount granted to other non-employee directors when such awards are issued.  The directors are also reimbursed for all expenses incurred by them in attending board meetings.

 Board Leadership Structure and Role in Risk Management

The Board of Directors believes that separating the positions of Chair of the Board and Chief Executive Officer provides the best leadership structure for the Company at this time.  Gail Schoettler serves as the non-executive Chair of the Board.  Separating these positions allows the Chief Executive Officer to focus on the day-to-day business, while allowing the Chair to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.  The Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Board of Directors is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.  The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for management of particular risks within the Company.  The Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

 Meetings of the Board and Committees and Description of Committees

Board of Directors:  The Company’s Board of Directors held fifteen meetings during the year ended December 31, 2011, and two additional meetings through March 23, 2012.  Such meetings consisted of meetings at which all of the directors were present in person or by telephone.  Each of our directors then serving attended at least 75% of the meetings of the Board and the committees on which they served during 2011.  The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings.  Each Board member then serving attended our most recent annual meeting of shareholders held on July 8, 2011.

Audit Committee: The Company has a separately designated standing Audit Committee established in accordance with Section 3(a) (58) (A) of the Exchange Act. Three of the Company’s directors serve on the Audit Committee - David Welch (who serves as Chair of the Committee), Gail Schoettler and Michael Merson. Mr. Welch has been designated as the financial expert on the Audit Committee. Each Audit Committee member meets the definition of independence for audit committee membership as required by the Nasdaq listing standards. The amended and restated Audit Committee Charter is available on our website at <http://www.aspenbiopharma.com>.

The Audit Committee held six meetings during the year ended December 31, 2011, and two meetings through March 23, 2012.  A majority of the members attended each meeting in person or by telephone.

The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the Audit Committee:

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of AspenBio Pharma, Inc.

Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements.  Our responsibility is to monitor and oversee those processes.  We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2011, we have:

•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	approved the appointment of the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•
received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the accountant’s independence.

Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2011 be included in the Company’s 2011 Annual Report to Shareholders on Form 10-K for that fiscal year.

Respectfully submitted,
The Audit Committee of AspenBio Pharma, Inc.
David Welch, Chair
Gail Schoettler, Member
Michael R. Merson, Member

Nominating and Corporate Governance Committee.  The Nominating Committee consists of: Michael Merson (who serves as Chair of the Committee), Douglas Hepler Ph.D., Mark Ratain M.D. and John Landon, each of whom meet the Nasdaq listing standards for independence.  Duties of the Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors. The Nominating Committee charter is available on our web site at <http://www.aspenbiopharma.com>. There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors.  The specific process for evaluating new directors, including shareholder-recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company.  The Nominating Committee will determine the desired profile of a new director, the competencies they are seeking, including experience in one or more of the following: highest personal and professional integrity, demonstrated exceptional ability and judgment and who shall be most effective in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.  Candidates will be evaluated in light of the target criteria chosen.  The Nominating Committee does not have a formal diversity policy; in addition to the foregoing, it considers race and gender diversity in selection of qualified candidates.

The Nominating Committee held four meetings in the fiscal year ended December 31, 2011 and one meeting through March 23, 2012.  On March 21, 2012, the Nominating Committee nominated the nine nominees identified in Proposal One to stand for re-election to the Board of Directors.  The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Compensation Committee:  The Company’s Compensation Committee is comprised of, Douglas Hepler Ph.D. (who serves as Chair of the Committee), Mark Ratain M.D. and John Landon, each of whom is an independent director. The amended and restated Compensation Committee Charter is available on our website at <http://www.aspenbiopharma.com>.

The Compensation Committee held six meetings in fiscal year ended December 31, 2011 and one meeting through March 23, 2012.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation.  When evaluating and determining the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience and the competitive marketplace.  Further, the Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.  The Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that: the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer.  The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent directors for service on the Board of Directors and its committees, and make recommendations to the board with respect thereto (however disinterested members of the board ultimately determine the fees paid to the independent directors); and (2) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.

COMPENSATION COMMITTEE REPORT

To the Board of Directors of AspenBio Pharma, Inc.

The Compensation Committee hereby reports to the Board of Directors that, in connection with this Proxy Statement we have:

•	reviewed and discussed with management the Compensation Discussion and Analysis disclosure; and

•	based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee of AspenBio Pharma, Inc.
Douglas Hepler, Ph.D., Chair
John H. Landon, Member
Mark J. Ratain, M.D., Member

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company during and for the Company’s year ended December 31, 2011 and as of March 16, 2012, there were no directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5.

 Code of Ethics and Whistle Blower Policy

In December 2003, the Board of Directors adopted a Code of Ethics that applies to its directors, officers (including its chief executive officer, chief operating officer, chief medical officer, chief financial officer, chief scientific officer, controller and other persons performing similar functions), and management employees generally.  The Code of Business Ethics is available on our website at www.aspenbiopharma.com.  We intend to post any material amendments to or waivers of, our Code of Ethics that apply to our executive officers, on this website.  In addition, our Whistle Blower Policy is available on our website at www.aspenbiopharma.com.

 Certain Relationships and Related Person Transactions

The Company’s Audit Committee is charged with reviewing and approving all related person transactions in advance.

Except for the employment agreements previously entered into between the Company and certain of its executive officers (as described under “Executive Compensation – Employment Agreements and Post-Employment Benefits”), since January 1, 2011, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction, or in any proposed transaction, which has materially affected or will affect the Company.

 Communications with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors.  Any shareholder who wishes to communicate with the Board of Directors may write to:

David Welch
Chair, Audit Committee
c/o AspenBio Pharma, Inc.
1585 S. Perry Street
Castle Rock, CO 80104
email address:  dwelch@welchconsul.com

The chair of the Audit Committee is the Board Communications Designee.  He will review all communications and report on the communications to the chair of the Nominating Committee, the full Board or the Non-Management Directors as appropriate.  The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

If security holders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of Mr. David Welch, Chair – Audit Committee, AspenBio Pharma, Inc., 1585 S. Perry Street, Castle Rock, CO 80104. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed Mr. Welch to review and forward any such correspondence to the appropriate person or persons for response.

 Procedures for Nominating a Director Candidate

The Nominating Committee considers nominees proposed by our shareholders.  To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to AspenBio Pharma, Inc. c/o Nominating Committee Chair, Gail Schoettler, via email at gailschoettler@msn.com or via first class U.S. mail, at AspenBio Pharma, Inc., 1585 S. Perry Street, Castle Rock, CO 80104.

A shareholder nomination submitted to the Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company in writing:

(i)  The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii)  The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)  The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv)  Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K;

(v)  Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi)  Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K;

(vii)  Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K; and

(viii)  The signed consent of the proposed nominee in which he or she consents to being nominated as a director of the Company if selected by the nominating committee, states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; states whether the proposed nominee is “independent” as defined by Rule 5605(a) of the NASDAQ listing standards; and attests to the accuracy of the information submitted in such consent.

Although the information may be submitted by fax, e-mail, mail, or courier, the Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.  The date for nominations for next year’s annual meeting, which is expected to be held in June 2013, is set forth below under the heading “Shareholder Proposals.”

When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director.  The Nominating Committee has established criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors:  leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints.  The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company; identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chair of the Board, make recommendations to the Board on new candidates for Board membership; and receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

 EXECUTIVE COMPENSATION

 Compensation Discussion and Analysis

This section describes our compensation program for our named executive officers (“NEOs”) during the fiscal year ended December 31, 2011.  The following discussion focuses on our compensation program and compensation-related decisions for fiscal year 2011 and also addresses why we believe our compensation program is appropriate for the Company.

Compensation philosophy and overall objectives of executive compensation programs

It is our philosophy to link executive compensation to corporate performance and to create incentives for management to enhance our value.  The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions:

•	provide a competitive total executive compensation package that enables us to attract, motivate and retain key executives;

•	integrate the compensation arrangements with our annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives; and

•	provide variable compensation opportunities that are directly linked with our financial and strategic performance.

Procedures for determining compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our NEOs.  The Compensation Committee relies on input from our Chief Executive Officer regarding the NEOs (other than himself), and on an analysis of our corporate performance.  With respect to the compensation for the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance and sets his compensation.  With respect to our corporate performance as a factor for compensation decisions, the Compensation Committee considers, among other aspects, our long-term and short-term strategic goals and development goals.

Our Chief Executive Officer plays a significant role in the compensation-setting process of the other NEOs and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other NEOs.  The Compensation Committee, at least annually, then discusses the recommendations with the Chief Executive Officer.  The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer.  The Compensation Committee makes recommendations to the full Board of Directors for their final approval regarding the overall compensation structure for the NEOs.  In fiscal year 2011, the Compensation Committee and the Board approved the Chief Executive Officer’s recommendations for salary and bonus with respect to each of the other NEOs.

In determining the adjustments to the compensation of our NEOs, we participated in the Radford Global Life Sciences Survey of compensation.  Information obtained from this survey was used in summary form for informational purposes for our compensation considerations.  We do not use such information or other information to benchmark the compensation of our NEOs.  Our Compensation Committee also relied on their experience with other public companies, and the Radford compensation data and those experiences informed and guided our compensation decisions for fiscal 2011.

As a smaller reporting company, the Company was not required to seek shareholder approval of the compensation of its NEO’s at the annual meeting of shareholders held in 2011.  The Company is not seeking shareholder approval of the compensation of the NEOs at this Meeting.

Elements of compensation

The compensation of our NEOs consists primarily of four major components:

•	base salary;

•	annual incentive awards;

•	long-term equity awards; and

•	other benefits.

Base salary

The base salary of each of our NEOs is determined based on an evaluation of the responsibilities of that particular position, each NEO’s historical salary earned in similar management positions with the Company or other companies, and the Radford compensation data described above. A significant portion of each NEO’s total compensation is in the form of base salary. The salary component is designed to provide the NEOs with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. Annually, the performance of each NEO is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer with respect to the other NEOs and its own assessment of the Chief Executive Officer, taking into account our operating and financial results for the year, a subjective assessment of the contribution of each NEO to such results, the achievement of our strategic growth and any changes in our NEOs’ roles and responsibilities.  Base salary for Mr. McGonegal was increased in 2011 to $225,000 per year as provided under the terms of his employment agreement.

Annual incentive plan

The NEOs participated in the Company’s annual incentive plan for senior management (the “Incentive Plan”) for 2011.  Under the Incentive Plan, management of the Company develops annual corporate goals and milestone objectives that are then approved by the Compensation Committee and the Board. The Incentive Plan is designed to recognize and reward our employees, including the NEOs, for contributing towards the achievement of our annual corporate business plan. These annual incentive awards are designed to reward near-term operating performance and the achievement of milestones critical to the Company’s success in both the near and the long-term.  The Compensation Committee believes the Incentive Plan serves as a valuable short-term incentive program for providing cash bonus opportunities for our employees upon achievement of targeted operating results. The 2011 Incentive Plan was 50% weighted on goals related to advancement of development activities surrounding our appendicitis product, with the balance weighted between animal health advances, fund raising and additional public company considerations. Specifically, the Incentive Plan goals were:

•
Advances on AppyScore developments including completion of pre-clinical Phase I study, successful communication with FDA, start pivotal trial, publishing additional marker discovery work, obtain CE Mark certification, and obtain ISO certification (50% of total);

•	Complete a strategic animal health business transaction (10% of total); and

•	Achieve specified investor relations, public company and fund raising goals (40% of total).

For fiscal 2011, based on the financial position of the Company and the recent corporate restructuring, it was determined that determined that no bonuses would be awarded or paid, regardless of the achievement of corporate or individual objectives.

Long-term equity awards

The Compensation Committee believes that it is essential to align the interests of the NEOs with the interests of our shareholders, and believes the best way to accomplish this alignment is through awards of long-term, equity-based compensation. The Compensation Committee has also identified the need to recruit and retain experienced, high performing executives, and equity-based awards assist in such recruitment and retention. Such awards are made under the AspenBio Pharma Amended and Restated 2002 Stock Incentive Plan, as amended (the “Plan”).

The Company has granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, the Company is entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value, at the time of exercise, of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, the Company does not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, the Company has primarily granted incentive stock options to provide these potential tax benefits to its executives and because of the limited expected benefits to the Company of the potential tax deductions as a result of its historical net losses.

The Board of Directors made annual stock option awards to the NEOs in January 2011.  The NEO annual awards for stock options, other than the Chief Executive Officer, are generally awarded at the same level for each NEO and have been based upon the same annual award levels as used for the grants to non-employee directors.  The stock options generally have a term of ten years and are subject to time-based vesting over three years.  In addition, for certain NEOs, performance-based vesting tied to achievement of specific corporate goals is used to provide additional incentives to tie compensation more closely to the defined needs of the Company.  In July 2011 stock options were awarded to Mr. Lundy and Mr. Bennett, in addition to the stock options issue in January 2011, as retention awards and have a term of ten years and are subject to time-based vesting over three years.

The Company has adopted a Change in Control policy for the Plan.  A “Change in Control” is defined under the Plan as (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) the sale or transfer or other disposition of all or substantially all of the assets of the Company, (iv) the complete liquidation or dissolution of the Company or (v) any reverser merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred.  Under the adopted policy, in the event of a Change in Control, all outstanding unvested stock option and rights granted under the Plan and held by Directors and NEOs will fully vest.  The Board believes that this acceleration of vesting of outstanding awards provides the executives at risk for job loss in any Change of Control with certainty as to the impact of the Change in Control on such long-term compensation.

The Compensation Committee periodically reviews long-term incentives to assure that our executive officers and other key employees are appropriately motivated and rewarded in a way that is aligned with our long-term financial results.

Other benefits

Perquisites and other benefits - We offer our NEOs modest perquisites and other personal benefits that we believe are reasonable and in our best interest and generally in line with benefits we offer to all of our employees. See “Executive Compensation— Summary compensation table.”

Severance benefits - We have entered into employment agreements with each NEO. These agreements provide our NEOs with certain severance benefits in the event of involuntary termination. See “Executive Compensation — Employment agreements and post-employment benefits.”

Pension benefits - The Company has no defined benefit plans, supplemental executive retirement plans or actuarial plans.

Nonqualified defined contribution and other deferred compensation plans - The Company does not have a defined contribution plan and has not contributed to a deferred compensation plan.

Summary Compensation Table

This table provides disclosure, for fiscal years 2011 and 2010 for the Named Executive Officers, who are (1) any individual serving in the office of Chief Executive Officer (CEO) during any part of 2011 and (2) the Company’s two most highly compensated officers, other than the CEO, who were serving in such capacity on December 31, 2011.

Named Executive Officer and Principal Position	Year	Salary ($)	Option Awards (4)($)	Non-Equity Incentive Plan Compensation (5)($)	All Other Compensation ($)	Total ($)

Stephen T. Lundy, Chief	2011	275,000	268,308	-	34,209	577,517
Executive Officer and	2010	212,596	726,400	42,100	16,963	998,059
President (1)

Jeffrey G. McGonegal, Chief	2011	225,000	24,390	-	20,758	270,148
Financial Officer (2)	2010	200,000	88,300	35,000	19,722	343,022

Erik S. Miller, Vice President	2011	225,000	107,420	-	30,894	363,314
Marketing and Business
Development (3)

___________

(1)
Stephen T. Lundy joined the Company in 2010 as Chief Executive Officer and President with an annual salary of $275,000.  Mr. Lundy also serves as a director of the Company; he does not receive additional compensation for serving in such role. Amounts included in “All Other Compensation” include: temporary living and travel accommodations he was provided at a total cost of $18,914 and $7,024 in 2011 and 2010, respectively, and coverage under the Company’s group medical plan at a total cost of $15,296 and $9,939 in 2011 and 2010, respectively.

(2)
Mr. McGonegal’s base compensation was adjusted to $225,000 effective January 1, 2011, as provided for under the terms of his employment agreement.  The amount included in “All Other Compensation” includes the amount paid on his behalf for group medical benefits.

(3)
Mr. Miller joined the Company on January 17, 2011 as Vice President, Marketing and Business Development. Prior to joining the Company he served as a consultant to the Company. Amounts included in “All Other Compensation” include: temporary living and travel accommodations he was provided at a total cost of $11,694 in 2011, coverage under the Company’s group medical plan at a total cost of $7,700 in 2011 and consulting payments made prior to employment of $11,500 in 2011.

(4)
The “Option Awards” columns reflect the grant date fair value for all stock option awards granted under the Plan during 2010 and 2011.  These amounts are determined in accordance with FASB Accounting Standards Codification 718 (previously known as Statement of Financial Accounting Standards No. 123(R)) (ASC 718), without regard to any estimate of forfeiture for service vesting.  Assumptions used in the calculation of the amounts in these columns for 2010, and 2011 are included in footnotes 1 and 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2011.

(5)
The “Non-Equity Incentive Plan Compensation” column reflects the annual cash bonuses earned under the Incentive Plan.  The bonus amounts listed were earned for the fiscal year reported, but paid in the subsequent year.

 Outstanding Equity Awards at Fiscal Year End

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date ($)

Stephen T. Lundy (2)	46,667	33,333	-	11.40	3-24-2020
	-	18,000	-	2.95	1-5-2021
	-	80,000	-	3.40	7-8-2021

Jeffrey G. McGonegal (3)	12,000	-	-	7.35	6-17-2013
	28,000	-	-	6.05	1-19-2014
	20,000	-	-	3.75	8-24-2014
	10,000	-	-	4.00	3-24-2015
	10,000	-	-	14.80	1-24-2017
	8,000	-	-	33.15	1-17-2018
	6,667	3,333	-	6.65	1-27-2019
	3,333	6,667	-	11.00	1-19-2020
	-	10,000	-	2.95	1-5-2021

Erik S. Miller (4)	-	40,000	-	3.25	1-17-2021

(1)	As adjusted to reflect the five to one reverse stock split effective July 29, 2011.
(2)
Includes options to purchase 80,000 shares at $11.40 per share which were granted on March 24, 2010, options to purchase 18,000 shares at $2.95 per share which were granted on January 5, 2011 and options to purchase 80,000 shares at $3.40 per share which were granted on July 8, 2011.  All options are scheduled to vest 33% on the first and second anniversaries and 34% on the third anniversary of the grant date with the exception of 20,000 shares of the March 24, 2010 stock options which vested early based upon their terms, upon the completion of the May 2010 capital raising transaction.

(3)
Includes options to purchase 12,000 shares at $7.35 per share which were granted on June 17, 2003, options to purchase 28,000 shares at $6.05 per share which were granted January 19, 2004, options to purchase 20,000 shares at $3.75 per share which were granted August 24, 2004, options to purchase 10,000 shares at $4.00 per share which were granted March 24, 2005, options to purchase 10,000 shares at $14.80 per share which were granted January 24, 2007, options to purchase 8,000 shares at $33.15 per share which were granted January 17, 2008, options to purchase 10,000 shares at $6.65 per share which were granted on January 27, 2009, options to purchase 10,000 shares at $ 11.00 per share which were granted on January 19, 2010 and options to purchase 10,000 shares at $2.95 per share which were granted on January 5, 2011.  All options are scheduled to vest 33% on the first and second anniversaries and 34% on the third anniversary of the grant date with the exception of the stock options granted March 24, 2005 which were fully vested at grant date.

(4)
Includes options to purchase 40,000 shares at $3.25 per share which were granted on January 17, 2011 and are scheduled to vest 33% on the first and second anniversaries and 34% on the third anniversary of the grant date.

 Options Exercised and Stock Vested

During the year ended December 31, 2011, none of the Named Executive Officers exercised stock options or had any stock awards vest.

 Employment Agreements and Post-Employment Benefits

The Company has entered into employment agreements with, and provides post-employment benefits to, its NEOs as follows:

Chief Executive Officer - On March 24, 2010, we entered into an employment agreement with Mr. Lundy for a one-year term which automatically renews each anniversary thereafter (unless terminated by either party as provided in the agreement). The agreement provides in the event that the agreement is terminated by the Company for other than cause, or if terminated by the Executive in the event of a change in control, severance payments based upon Mr. Lundy’s salary will be made for twelve months.  In the event of death or disability, severance payments based upon Mr. Lundy’s salary will be made for three months.

Chief Financial Officer - On February 2, 2009, we entered into an employment agreement with Mr. McGonegal for a one-year term which automatically renews each anniversary thereafter (unless terminated by either party as provided in the agreement). The agreement provides in the event that the agreement is terminated by the Company for other than cause, or if terminated by the Executive in the event of a change in control, severance payments based upon Mr. McGonegal’s salary will be made for six months.  In the event of death or disability, severance payments based upon Mr. McGonegal’s salary will be made for six months.

 Post-Employment Benefits

The following table discloses the post-employment termination benefits that would have been received by the NEOs if a termination event had occurred on December 31, 2011:

Named Executive Officer	Benefit	Termination without Cause ($)	Death or Disability ($)	Change In Control (Single Trigger) ($)	Change In Control (Double Trigger) ($)

Stephen T. Lundy	Severance	275,000	68,750	-	275,000
	Options (1)	-	-	-	-
	Total	275,000	68,750	-	275,000
				-
Jeffrey G. McGonegal	Severance	112,500	112,500	-	112,500
	Options (1)	-	-	-	-
	Total	112,500	112,500	-	112,500
				-	-
Erik S. Miller	Severance	-	-	-	-
	Options (1)	-	-	-	-
	Total	-	-	-	-

(1)	As of December 31, 2011, all unvested stock options have exercise prices above the closing trading price of the Common Stock of $0.97. Therefore, no value is attributable to such stock options.

 Director Compensation Table

Since February 1, 2008, each non-employee director receives cash compensation of $1,000 per month. On October 7, 2010, upon becoming non-executive Chair of the Board, Gail Schoettler began receiving cash compensation of $2,000 per month.  Our independent directors typically receive a stock option upon joining and additional options over time, generally annually.  As additional compensation for service as non-executive chair, Ms. Schoettler receives awards equal to 1.5 times the awards made to the other non-employee directors when such awards are made.  The directors are also reimbursed for all expenses incurred by them in attending board and committee meetings.

Name	Cash Fees Paid Monthly ($)	Option Awards ($) (8)	Total ($)

Gail Schoettler (1)	24,000	36,600	60,600
Daryl Faulkner (2)	12,000	24,390	36,390
Douglas Hepler (3)	12,000	24,390	36,390
John Landon (4)	12,000	24,390	36,390
Michael Merson (5)	12,000	24,390	36,390
Mark Ratain, M.D. (6)	12,000	24,390	36,390
David Welch (7)	12,000	24,390	36,390

(1)
On January 5, 2011, Ms. Schoettler was granted options to purchase 15,000 shares at $2.95 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2011, Ms. Schoettler held a total of 115,000 options to purchase shares of our common stock.

(2)
On January 5, 2011, Mr. Faulkner was granted options to purchase 10,000 shares at $2.95 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2011, Mr. Faulkner held a total of 125,000 options to purchase shares of our common stock.

(3)
On January 5, 2011, Mr. Hepler was granted options to purchase 10,000 shares at $2.95 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2011, Mr. Hepler held a total of 90,000 options to purchase shares of our common stock.

(4)
On January 5, 2011, Mr. Landon was granted options to purchase 10,000 shares at $2.95 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2011, Mr. Landon held a total of 43,407 options to purchase shares of our common stock.

(5)
On January 5, 2011, Mr. Merson was granted options to purchase 10,000 shares at $2.95 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2011, Mr. Merson held a total of 43,135 options to purchase shares of our common stock.

(6)
On January 5, 2011, Dr. Ratain was granted options to purchase 10,000 shares at $2.95 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2011, Dr. Ratain held a total of 43,263 options to purchase shares of our common stock.

(7)
On January 5, 2011, Mr. Welch was granted options to purchase 10,000 shares at $2.95 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2011, Mr. Welch held a total of 90,000 options to purchase shares of our common stock.

(8)
The “Option Awards” columns reflect the grant date fair value for all stock option awards granted to non-employee directors under the Plan during 2010.  These amounts are determined in accordance with FASB Accounting Standards Codification 718 (previously known as Statement of Financial Accounting Standards No. 123(R)) (ASC 718), without regard to any estimate of forfeiture for service vesting.  Assumptions used in the calculation of the amounts in this column are included in footnotes 1 and 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2011.

 INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected the independent accounting firm of GHP Horwath, P.C. (“GHP”) with respect to the audit of our financial statements for the year ended December 31, 2011.  A representative of GHP is expected to be present at the Meeting.

During the years ended December 31, 2011 and 2010, we retained GHP to provide services. Aggregate fees were billed or expected to be billed in the following categories and amounts:

	2011	2010

Audit Fees	$81,000	$106,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit fees in 2011 relate to the financial statement audits and the quarterly reviews and assistance with the filing of Form S-3 and Form S-8 in 2011. Audit fees in 2010 relate to the financial statement audits and the audit of internal controls over financial reporting, the quarterly reviews and assistance with the filing of Form S-3 in 2010.

Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.

The Company’s audit committee currently has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by its independent auditors. These services requiring pre-approval by the audit committee may include audit services, audit related services, tax services and other services.  All of the services performed by the independent registered public accounting firm were approved by the Company’s audit committee and prior to performance. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

 PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

 PROPOSAL ONE – ELECTION OF DIRECTORS

The Board of Directors is nominating all nine of the current Directors for re-election.  Each director, if re-elected, will serve for a one year term, until his or her successor is elected and qualified, or until their earlier death, resignation or removal.  Each director nominee has consented to being named as a director nominee in this Proxy Statement and to serving as a director if elected.  Please see pages 7 to 11 of this Proxy Statement under the heading “Board of Directors” for information regarding the nine nominees for re-election as a Director.

Nominees for election of directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the nine nominees for Director named below.  If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If elected, Stephen T. Lundy, Gail S. Schoettler, Daryl J. Faulkner, Douglas I. Hepler, Ph.D., John H. Landon, Michael R. Merson, Gregory S. Pusey, Mark J. Ratain M.D., and David E. Welch will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

Vote required and recommendation

The Board of Directors recommends a vote “FOR” the election of Messrs. Lundy, Faulkner, Landon, Merson, Pusey and Welch, Drs. Hepler and Ratain and Ms. Schoettler to the Board of Directors.  Directors are elected by a plurality of votes cast.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.  Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election.  At this time, the Board knows of no reason why any nominee might be unavailable to serve.

 PROPOSAL TWO – ADOPTION OF AMENDMENTS TO THE 2002 INCENTIVE STOCK PLAN

On April 3, 2002, the Board of Directors of the Company initially adopted the 2002 Incentive Stock Plan (as subsequently amended and restated on June 1, 2007 and as further amended on June 9, 2008, November 20, 2009, November 22, 2010 and July 8, 2011, the “Plan”), under which a maximum of 900,000 shares of Common Stock were initially reserved to be issued under a “Right to Purchase” or upon the exercise of options (“Options”).  Since its adoption and the growth of the Company, the Plan has been amended to increase the number of shares reserved under the Plan.  As of the date of this Proxy Statement, the shareholders have approved amendments increasing the number of shares reserved under the Plan to 1,500,000.

On March 21, 2012, the Board of Directors adopted an amendment increasing the total shares reserved under the Plan by 275,000 from 1,500,000 to 1,755,000 (the “Amendment”), with the Amendment being subject to shareholder approval.  The Amendment is being submitted to shareholders for approval at the Meeting.

The Board of Directors believes that increasing the number of shares available for the issuance of awards under the Plan is necessary and appropriate to permit the Company to continue to offer officers, directors, advisors and employees equity-based compensation.  As of March 23, 2012, there are approximately 1,500 shares available for future awards under the Plan, which number would increase to approximately 276,500 if the Amendment is approved.  If the shareholders do not approve the Amendment, the number of shares reserved under the Plan will remain the same, and there will not be a sufficient number of shares available under the Plan to permit the Company to effectively utilize the Plan in 2012 and beyond.

The Plan provides the Committee with the authority to award:  (i) options intended to qualify as “incentive stock options” (“Incentive Options”) under Section 422 of the Code; (ii) non-incentive stock options which are not intended to qualify as Incentive Options (“Non-Incentive Options”); and (iii) shares issuable under a “Right to Purchase.”

The Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants and advisers, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it.  The Board of Directors believes that this also helps align the interests of the Company’s management and employees with the interests of shareholders.  The terms of the Plan concerning the Incentive Options and Non-Incentive Options are substantially the same except that only employees of the Company are eligible to receive Incentive Options; employees and other persons are eligible to receive Non-Incentive Options, and Incentive Stock Options are subject to certain restrictions and limitations in compliance with Section 422 of the Code.  The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/or Non-Incentive Options that may be granted reduces the number of Rights to Purchase which may be granted, and vice versa.

The following table sets forth summary information as to unexercised Options granted under the Plan as of March 23, 2012.

Name/Group	Number of Options
Stephen T. Lundy, Chief Executive Officer and President	253,000

Jeffrey McGonegal – Chief Financial Officer and Secretary	158,000

Erik Miller – Vice President, Marketing and Business Development	15,000

Current Other Executives as a Group	160,000

Non-Executive Director Group	624,805

Non-Executive Employee and Consultant Group	135,480

The following table gives information about the Company's Common Stock that may be issued upon the exercise of options and rights under the Plan as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance

Equity compensation plans approved
by security holders	1,291,485	$8.99	156,306
Equity compensation plans not
approved by security holders	—	$—	—

Total	1,291,485	$8.99	156,306

Administration of the Plan

The Plan is administered by a Committee, which may consist of either (i) a committee, composed of at least two non-employee directors, appointed by the Company’s Board of Directors, or (ii) if no committee has been appointed, the Company’s Board of Directors (the “Committee”).  Currently the Board of Directors serves as the Committee administering the Plan.

In addition to determining who will be granted Options or Rights to Purchase, the Committee has the authority and discretion to determine when Options and Rights to Purchase will be granted and the number of Options and Rights to Purchase to be granted.  The Committee also may determine a vesting and/or forfeiture schedule for Rights to Purchase and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan.  The Committee may determine the purchase price of the shares of Common Stock covered by each Option and determine the Fair Market Value per share.  The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan.  The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Prohibition against repricing Options without shareholder approval

On September 18, 2009, our Board of Directors adopted an administrative amendment to the Plan to ensure that the Plan is consistent with our corporate governance policies and practices, and the rules of NASDAQ Listing Rules governing stock incentive plans.  Under this administrative amendment, the Company removed the explicit authority of the Committee under the Plan to grant Options in exchange for cancellation and termination of a previously granted Option, and added a provision to expressly prohibit the Committee from reducing the exercise price of any outstanding Options (repricing) without first receiving the approval of such repricing from the shareholders.

Eligibility

Participants in the Plan may be selected by the Committee from employees, officers and directors of, and consultants and advisors to, the Company and its subsidiary and affiliated companies, if any.  The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plan.

The grant of Options or Rights to Purchase under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of Options or Rights to Purchase may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the Rights to Purchase, the underlying restricted stock, or Options.

Adjustment

In the event a change, such as a stock split, is made in the Company’s capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Rights to Purchase, and in the exercise price and in the number of shares subject to each outstanding Option.  The Committee also may make provisions for adjusting the number of Rights to Purchase or underlying outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company’s outstanding Common Stock.  Options and Rights to Purchase may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may take no action and provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee.

Income tax consequences of the Plan

The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Code.  Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option.  In addition, provided that the stock underlying the Incentive Option is not sold within two years after the grant of the Incentive Option and is not sold within one year after the exercise of the Incentive Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss.  An Optionee also may be subject to the alternative minimum tax upon exercise of his Options.  The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.  The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options were granted.  In addition, the aggregate fair market value (determined as of the date an Incentive Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for Incentive Options.  This amount currently is $100,000.  No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Incentive Option granted to the employee is at least 110 percent of the fair market value of the stock subject to the Incentive Option and the Incentive Option is not exercisable more than five years from the date of grant.

Non-Incentive Options do not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code.  An Optionee does not recognize any taxable income at the time he or she is granted a Non-Incentive Option.  However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.  The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company.  Upon an Optionee’s sale of shares acquired pursuant to the exercise of a Non-Incentive Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss.  Upon an Optionee’s exercise of a Non-Incentive Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with the respect to the deemed compensation.

With respect to Rights to Purchase, generally, a grantee will recognize as ordinary income the fair market value of the restricted stock received upon purchasing the shares to the extent the Fair Market Value exceeds the purchase price.

Other provisions

The exercise price of an Option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the Option, or in a combination of cash, shares and property.  The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an Option and shall determine the value of the property received.

The authorization and subsequent issuance of additional shares of Common Stock upon the exercise of the Options granted under the Plan may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.  The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation on a per-shareholder basis.

Vote required and recommendation

Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote.

The Board of Directors recommends that shareholders vote “FOR” the adoption of the Amendment, as it provides a means of compensating management, directors, employees and other advisors and consultants of the Company without utilizing the Company’s cash resources.  The Amendment is set forth as Appendix A to this Proxy Statement.  If approved, we will incorporate the the Amendment into the Plan.  Moreover, the Board of Directors believes that the having additional shares available for the issuance of Options and Rights to Purchase will help to align the interests of the Company’s employees, officers, directors, consultants and advisors who receive awards utilizing the additional shares made available by the Amendment with the interests of the Company’s shareholders by providing for the potential for increased share ownership in the Company which will provide an additional incentive for those persons to work for the success of the Company and to maximize shareholder value.  In addition, the Board of Directors believes that having additional shares available for issuance under the Plan will help provide an incentive for those persons to put forth maximum efforts for the Company’s success in order to maximize the value of the compensation provided to them through the Rights to Purchase and Options.  Unless otherwise specified, the enclosed proxy will be voted “FOR” approval of Proposal No. 2.

 PROPOSAL THREE – APPROVAL THAT AUTHORIZES THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT AND APPROVAL OF A CORRESPONDING AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, SUBJECT TO THE BOARD OF DIRECTORS’ AUTHORITY TO ABANDON SUCH AMENDMENT

The Board of Directors is asking shareholders to consider and approve a proposal to authorize the Board of Directors to effect, in its discretion (if the Board of Directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing or if a reverse stock split is, based upon the advice or recommendation of the Company’s investment bankers, necessary for the consummation of an underwritten public offering), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1-for-2 and of up to 1-for-6, to be determined by the Board of Directors, and, in connection with such reverse stock split, to approve a corresponding amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), subject to the authority of the Board of Directors to abandon such amendment.

The proposed amendment to the Articles includes a range of exchange ratios for the reverse stock split because it is not possible to predict market conditions at the time the reverse split would be implemented, if applicable.  If shareholders approve this proposal at the Meeting, the Board of Directors will be authorized, to implement a reverse stock split at a ratio within the range, or to abandon the reverse stock split, as determined in the discretion of the Board of Directors.  This authorization will remain effective until the first anniversary of the Meeting or, if shorter, until the Company regains compliance with NASDAQ Capital Market listing requirements, including during any extensions granted by NASDAQ Capital Markets to regain compliance, or the Company is delisted.  The Board will set the ratio for the reverse stock split or abandon the reverse stock split as it determines is advisable and in the best interests of the Company considering relevant market conditions at the time the reverse stock split is to be implemented or abandoned.  No further action on the part of the shareholders would be required either to effect a reverse stock split or to abandon it.

The Board of Directors believes that the availability of a range of reverse stock split ratios will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits to the Company and, therefore, our shareholders.  In determining which reverse stock split ratio to implement, if any, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the Common Stock;

•	the then-prevailing trading price and trading volume of the Common Stock and the anticipated impact of the reverse stock split on the trading market for the Common Stock;

•	business developments affecting the Company;

•	the advice of the Company’s investment bankers;

•	our ability to continue to list the Common Stock on The NASDAQ Capital Market; and

•	prevailing general market and economic conditions.

The Board of Directors may implement the reverse stock split for two reasons.  First, the reverse stock split should allow the Company to continue to maintain the listing of the Common Stock on The NASDAQ Capital Market.  Second, a reverse stock split may allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Common Stock.  The Company’s investment bankers may advise the Board of Directors that a reverse stock split is necessary for the successful consummation of an underwritten public offering.  When selecting the reverse stock split ratio, the Board of Directors will select the ratio that most closely accomplishes the goal of establishing a market price that will provide the Company with reasonable assurance of continued listing on the NASDAQ Capital Market or the successful completion of an underwritten public offering.

If the reverse stock split proposal is approved by shareholders and the Board of Directors determines to implement the reverse stock split, the Company will provide, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board of Directors).

The Board of Directors also may determine in its discretion not to effect any reverse stock split and not to file an amendment to the Articles.  The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company, and will provide disclosure about such determination, if applicable.

There are no plans, arrangements or understandings of the Company or between the Company and any other person relating to the issuance of any newly authorized shares of stock if the reverse stock split is approved by shareholders and implemented by the Board of Directors under such authority.

The Board of Directors believes that approval of a range for the ratio of the reverse stock split as opposed to an exact ratio of the reverse stock split provides it with flexibility to consider the then-current market conditions at the time of the reverse stock split, if effected, in order to best achieve the purposes of the reverse stock split.

The shareholders are being asked to approve the amendment to the Articles in substantially the form attached as Appendix B to this Proxy Statement to effect this reverse stock split.  If the shareholders approve the amendment to the Articles, they will be authorizing the Board of Directors to file the Articles of Amendment with the Secretary of State of the State of Colorado.  The reverse stock split, if the Board of Directors decides to implement one, would become effective upon the filing with, and acceptance of the proposed Articles of Amendment by, the Secretary of State of the State of Colorado.

Reasons for Proposing Authorization for a Reverse Stock Split

The Board of Directors believes that shareholders should authorize the reverse stock split proposal for the following reasons:

•
Compliance with NASDAQ Listing Standards.  The Common Stock is currently quoted on The NASDAQ Capital Market under the symbol “APPY.”  On February 13, 2012, we received correspondence from NASDAQ formally notifying the Company that its Common Stock bid price had failed to maintain the Capital Market minimum bid price of $1.00 per share for 30 consecutive trading days.  The Company filed a Form 8-K to report receipt of this letter on February 17, 2012.  The Company has until August 13, 2012 to regain compliance, unless NASDAQ grants an extension period.  The Company may achieve compliance during this period if the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of 10 consecutive trading days before August 13, 2012.  If the Company does not regain compliance with the minimum bid price requirement by such date, and an extension is not granted, the NASDAQ staff will provide the Company with written notification that the Common Stock will be delisted from the NASDAQ Capital Market.  At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules.  The delisting of our Common Stock may result in the trading of our Common Stock on the over-the-counter markets such as the OTC Bulletin Board or the Pink OTC Markets, Inc.  On March 22, 2012, the closing price of the Common Stock was $0.75 per share.  The Board of Directors believes that the increase in the stock price that it expects to result from the reverse stock split will help us satisfy the minimum bid price requirement in order to maintain our Common Stock listing on The NASDAQ Capital Market.  If the Common Stock is delisted, it could be more difficult to buy or sell the Common Stock and to obtain accurate quotations, and the price of our stock could suffer a material decline.

•
Increase in Eligible Investors.  The reverse stock split would allow a broader range of institutions and other investors to continue to invest in our Common Stock, such as funds that are prohibited from buying stocks whose price is below a certain threshold, potentially increasing trading volume and liquidity.

•
Increased Broker Interest.  The reverse stock split would help increase broker interest in our Common Stock as their policies might discourage them from recommending companies with lower stock prices.  Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers.  Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in an individual shareholder paying transaction costs representing a higher percentage of its total share value than would be the case if the stock price were substantially higher.

•
Decreased Stock Price Volatility.  The Board of Directors believes that the increase in the stock price that it expects to result from the reverse stock split, if effected, could decrease stock price volatility, as small changes in the price of the Common Stock currently result in relatively large percentage changes in the stock price.

Possible Disadvantages of a Reverse Stock Split

The Board of Directors believes that the potential advantages of the reverse stock split significantly outweigh any disadvantages that could occur, and will only effect the reverse stock split, if approved, if it believes such advantages can be achieved.  Possible disadvantages of effecting a reverse stock split are:

•
A reverse stock split may not increase the price of the Common Stock to the level necessary for continued listing on The NASDAQ Capital Market.  Although the Board of Directors expects that a reverse stock split will result in an increase in the price of the Common Stock, the effect of a reverse stock split cannot be predicted with certainty.  Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the stock price.  As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the stock price will increase to the level necessary for continued listing on The NASDAQ Capital Market for the required ten-day period during the compliance period, or that the stock price will not decrease in the future.

•
A reverse stock split may decrease the trading market for our Common Stock.  Because the reverse stock split will reduce the number of shares of Common Stock available in the public market, the trading market for, and/or overall valuation of, the Common Stock may be harmed, particularly if the stock price does not increase to the level necessary for continued listing on The NASDAQ Capital Market.

•
A reverse stock split may leave certain shareholders with “odd lots.”  A reverse stock split may result in some shareholders owning “odd lots” of fewer than 100 shares of our Common Stock.  “Odd lot” shares may be more difficult to sell, and brokerage commissions and other costs of transactions in “odd lots” are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effects of a Reverse Stock Split

General

If the reverse stock split proposal is approved and implemented, the principal effect will be to decrease the number of issued and outstanding shares of the Common Stock held by shareholders of record based on the reverse stock split ratio selected by the Board of Directors.  As of March 22, 2012, 9,633,321 shares of Common Stock were issued and outstanding.  Based on this number of shares issued and outstanding and, for illustrative purposes only, assuming a reverse stock split ratio of 1-for-4, we would have approximately 2,408,300 shares of Common Stock outstanding immediately following the completion of the reverse stock split, without giving effect to the treatment of fractional shares discussed below.

The reverse stock split will not affect the registration of the Common Stock under the Exchange Act.  Following a reverse stock split, the Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “APPY” unless we are unable to maintain the minimum bid price requirements of The NASDAQ Capital Market after the reverse stock split.  However, the Common Stock will have a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by a reverse stock split, other than as a result of the treatment of fractional shares as described below.  The number of shareholders of record will not be affected by a reverse stock split, and, except for the minor difference described below regarding treatment of fractional shares, each shareholder will hold the same percentage of Common Stock immediately following a reverse stock split as such shareholder held immediately prior to the reverse stock split.

No fractional shares to be issued

The Company will not issue fractional shares or scrips in connection with a reverse stock split; instead any fraction that results will be rounded up to the next whole number of shares of post-reverse split common stock.  For example, if a shareholder holds 125 shares of Common Stock and the Board of Directors effects a 1-for-4 reverse stock split, that shareholder would hold 32 shares following the reverse stock split, rather than 31.25 shares.

Effect on par value

The proposed Articles of Amendment to the Articles related to a reverse stock split will not add a par value of the Common Stock, which will remain as no par value shares.

Effect on authorized, but unissued, shares of Common Stock

Currently, under the Articles, the Company is authorized to issue up to a total of 30,000,000 shares, all of which are designated as Common Stock.  The number of authorized shares of Common Stock will not be adjusted as a result of the reverse stock split.

Effect on our 2002 Stock Incentive Plan and outstanding warrants

Under our 2002 Stock Incentive Plan (the “Plan”), the number of shares reserved and available for issuance and the number, exercise price, grant price or purchase price of shares subject to all outstanding awards will be proportionately adjusted based on the reverse stock split ratio selected by the Board of Directors, if the reverse stock split is effected.  As a result, using the Plan numbers included under “Proposal Two – Adoption of an Amendment to the 2002 Stock Incentive Plan” and assuming that such Proposal Two is approved and (for illustrative purposes only) that a 1-for-4 reverse stock split is effected, the approximately 276,500 shares that would be available for future awards under the Plan would be adjusted to approximately 69,125 shares (subject to increase as and when awards made under the Plan expire or are forfeited and are returned in accordance with the terms of the Plan).  For individual holders, the number of shares subject to outstanding awards would be reduced by a factor of 4 and, in the case of outstanding stock options, the exercise price per share would be increased by a multiple of 4, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same.  For example, an outstanding stock option for 4,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-4 reverse stock split ratio into an option exercisable for 1,000 shares of Common Stock at an exercise price of $4.00 per share.

The number of shares of Common Stock issuable upon exercise of outstanding warrants and the applicable exercise price will be adjusted similarly as described above in proportion to the reverse stock split ratio.

No dissenters rights

Under the Colorado Business Corporation Act, shareholders are not entitled to dissenters’ or appraisal rights with respect to the proposal to effect the reverse stock split, and we will not independently provide shareholders with any such right.

No going private transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Effects on registered and beneficial holders

If the reverse stock split is effected, we intend to treat beneficial holders (i.e., shareholders that hold their shares in “street name” through a broker, nominee, fiduciary or other custodian) in the same manner as registered shareholders whose shares are registered in their names.  Brokers, nominees, fiduciaries or other custodians will be instructed to effect the reverse stock split for their beneficial holders holding shares in “street name.” However, these brokers, nominees, fiduciaries or other custodians may have their own procedures for processing the reverse stock split.  Shareholders that hold shares with a broker, nominee, fiduciary or other custodian and have questions in this regard are encouraged to contact their broker, nominee, fiduciary or other custodian.

Effect on registered book-entry holders

Our registered shareholders may hold some or all of their shares in book-entry form.  These shareholders will not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on holders of registered certificated shares

Some registered shareholders hold their shares of Common Stock in certificate form.  If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time.  The transmittal letter will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent.  Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued a new stock certificate representing the appropriate number of post-split shares.  No new certificated shares will be issued until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

Accounting matters

The proposed Articles of Amendment to our Articles will not affect the par value of our Common Stock per share.  As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will not change due to the reverse stock split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Material U.S. federal income tax consequences of the reverse stock split

The following is a summary of certain U.S. federal income tax consequences to holders of Common Stock of the reverse stock split.  It does not address any state, local or foreign income or other tax consequences.  It applies to you only if you hold your Common Stock as a capital asset for tax purposes.  This section does not apply to you if you are a member of a class of holders subject to special rules, such as (i) a dealer in securities, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a financial institution or insurance company, (iv) a tax-exempt organization, (v) a person that holds Common Stock as part of a hedge, straddle, conversion or other “synthetic security”, (vi) certain U.S. expatriates, (vii) a person whose functional currency for tax purposes is not the U.S. dollar, (viii) a person that has acquired his or her Common Stock upon exercise of an employee stock option or otherwise as compensation, (ix) investors in partnerships, limited liability companies, and other pass-through entities, (x) persons who acquired their Common Stock through the exercise of options or warrants, or (xi) non-U.S. holders who are treated as holding their Common Stock effectively connected with the conduct of a U.S. trade or business.  This section is based on the Code, applicable Treasury regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and, therefore, subject to future changes in the law, possibly with retroactive effect.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS.

U.S. federal income tax consequences to U.S. holders

A U.S. holder, as used herein, is a shareholder that is:  (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust that either is subject to the supervision of a court within the United States and has one or more United States persons with authority to control all of its substantial decisions or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

No gain or loss will be recognized by a U.S. holder upon such holder’s exchange of Common Stock for Common Stock pursuant to the reverse stock split.  The aggregate tax basis of the Common Stock received in the reverse stock split will be the same as the holder’s aggregate tax basis in the Common Stock exchanged therefor.  The U.S. holder’s holding period for the Common Stock received in the reverse stock split will include the period during which the holder held the Common Stock surrendered.

Reporting requirements

If the reverse stock split occurs, a U.S. holder will be required under Treasury Regulation Section 1.368-3 to file a statement with its U.S. federal income tax return setting forth its adjusted tax basis in the shares of the Company’s Common Stock as a result of the reverse stock split, and the fair market value of the shares of Common stock as of the date of the reverse stock split.  U.S. holders will be required to retain permanent records relating to these facts.  U.S. holders are urged to consult their tax advisors with respect to these records keeping, filing and any other tax reporting requirements.  Non-U.S. holders should consult their tax advisors regarding any reporting requirements that may apply to them.

U.S. federal income tax consequences to non-U.S. holders

No gain or loss will be recognized by a non-U.S. holder, defined as any beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, upon such holder’s exchange of Common Stock for Common Stock pursuant to the reverse stock split.  The aggregate tax basis of the Common Stock received in the reverse stock split will be the same as the holder’s aggregate tax basis in the Common Stock exchanged therefor.  The non-U.S. holder’s holding period for the Common Stock received in the reverse stock split will include the period during which the holder held the Common Stock surrendered.

A corporate non-U.S. holder’s “effectively connected” recognized gains may also, under certain circumstances, be subject to an additional “branch profits tax” on earnings and profits for the taxable year that are effectively connected to the conduct of a trade or business within the United States at a 30.0% gross rate (or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate).

AspenBio Pharma, Inc. has not been, is not, and does not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

Tax consequences to the Company

We will not recognize any gain or loss as a result of the reverse stock split.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that:  (a) any discussion of U.S. federal tax issues in this Proxy Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Vote required and recommendation

Proposal Three requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote.

The Board of Directors recommends that shareholders vote “FOR” the proposal to authorize the Board of Directors to effect a reverse stock split and approve a corresponding amendment to the Company’s Articles of Incorporation to effect a reverse stock split, subject to the Board of Director’s authority to abandon such amendment.

 ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011.

 OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy now or in the future may contact us through at our corporate offices at 1585 South Perry Street, Castle Rock, CO 80104, or by telephone:  (303) 794-2000.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our corporate offices at 1585 South Perry Street, Castle Rock, CO 80104, or by telephone:  (303) 794-2000 to request that a single copy be delivered.

 SHAREHOLDER PROPOSALS

AspenBio Pharma, Inc. expects to hold its next annual meeting of shareholders in June 2013.  Proposals from shareholders intended to be presented at the next annual meeting of shareholders should be addressed to AspenBio Pharma Inc., Attention:  Corporate Secretary, 1585 S. Perry Street, Castle Rock, Colorado, 80104 and we must receive the proposals by February 28, 2012.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy for next year’s annual meeting in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After February 28, 2013 any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.  The same date, February 28, 2013, is also the due date for any shareholder nominations for director for the 2012 Proxy Statement.  Any nominations for director positions will be accepted in accordance with the procedures described in this Proxy Statement under the heading “Procedures for Nominating a Director Candidate” as long as such nomination is properly submitted by the due date set forth above.

BY ORDER OF THE BOARD OF DIRECTORS:

ASPENBIO PHARMA, INC.
Gail S. Schoettler, Chair of the Board of Directors

APPENDIX A

PROPOSAL NO. 2

AMENDMENTS TO 2002 STOCK INCENTIVE PLAN

The Company is seeking approval of the following amendments to the Plan:

“4.           The Common Stock.  The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options and Rights to Purchase with respect to, a total number, not in excess of 1,775,000 shares of Common Stock, either treasury or authorized but unissued or the number and kind of shares of stock or other securities which in accordance with Section 16 of this Plan shall be substituted for the 1,775,000 shares or into which such 1,775,000 shares shall be adjusted.  All or any unsold shares subject to an Option or Right to Purchase that for any reason expires or otherwise terminates may again be made subject to Options or Rights to Purchase under the Plan.  No person may be granted Options or Rights to Purchase under this Plan covering in excess of an aggregate of 500,000 Option Shares and shares of Restricted Stock in any calendar year, subject to adjustments in connection with Section 16 of this Plan.

A-1

APPENDIX B

PROPOSAL NO. 3

AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED

AspenBio Pharma, Inc., a Colorado corporation (the “corporation”), pursuant to the provisions of the Colorado Business Corporation Act, hereby amends its Articles of Incorporation, as amended, as filed with the Secretary of State on July 24, 2000, and amended on December 26, 2001, May 10, 2004, November 9, 2005 and July 29, 2011.  These Articles of Amendment were adopted by vote of the corporation’s Board of Directors on March 21, 2012 , and by vote of the corporation’s shareholders on May 22, 2012.

1.           A new paragraph (1)(e) is added to Article THIRD of the Articles of Incorporation, as follows:

“(d) Combination and Reverse Stock Split.  Upon the filing and effectiveness of this amendment to this corporation’s Articles of Incorporation (the “Effective Time”) pursuant to Colorado law, each [**] shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined in one validly issued, fully paid and nonassessable share of common stock, without any action by the holder thereof.  This corporation will not issue fractional shares of common stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to one whole share of common stock.  Each certificate representing shares of common stock outstanding as of the Effective Time will thereafter represent that corresponding number of post-combination shares.  Each person holding a certificate or certificates representing shares of common stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled as a result of the combination.”

**
Shareholders are being asked to approve the combination of any number of our pre-reverse split common stock between and including two and six into one share of our post-reverse split common stock.  The Articles of Amendment filed with the Secretary of State of the State of Colorado will include the actual exchange ratio determined by the Board of Directors.  The Board of Directors may also elect not to effect the reverse stock split, in which case these Articles of Amendment will be abandoned.  In accordance with the resolution to be adopted by the shareholders, the corporation will not implement any amendment providing for an exchange ratio outside the range described above.

B-1

PROXY

ASPENBIO PHARMA, INC.
1585 South Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

ANNUAL MEETING OF SHAREHOLDERS – MAY 22, 2012

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of AspenBio Pharma, Inc. hereby constitutes and appoints Stephen T. Lundy and Jeffrey McGonegal, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Meeting of Shareholders to be held at the Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, Colorado 80237 on May 22, 2012, at 10:30 AM local time, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  To elect the following nine persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

Stephen T. Lundy	For / /	Withhold Authority to vote / /
Gail S. Schoettler	For / /	Withhold Authority to vote / /
Daryl J. Faulkner	For / /	Withhold Authority to vote / /
Douglas I. Hepler	For / /	Withhold Authority to vote / /
John H. Landon	For / /	Withhold Authority to vote / /
Michael R. Merson	For / /	Withhold Authority to vote / /
Gregory S. Pusey	For / /	Withhold Authority to vote / /
Mark J. Ratain	For / /	Withhold Authority to vote / /
David E. Welch	For / /	Withhold Authority to vote / /

Proposal Two:  Approval of amendment to the 2002 Incentive Stock Plan, pursuant to which the number of reserved shares will be increased by 275,000 shares from 1,500,000 to 1,775,000 shares.

For / /	Against / /	Abstain / /

Proposal Three:  Authorization to the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1-for-2 and of up to 1 -for-6, to be determined by the Board of Directors, and, in connection with such reverse stock split, approval of a corresponding amendment to the Company’s Articles of Incorporation, as amended, subject to the authority of the Board of Directors to abandon such amendment.

For / /	Against / /	Abstain / /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting.  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:

Signature(s)

Address if different from that on envelope:
Street Address

City, State and Zip Code

Please check if you intend to be present at the meeting: ____